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EXHIBIT (5)


June 10, 1994


TRINOVA Corporation
3000 Strayer
P.O. Box 50
Maumee, Ohio 43537-0050

Gentlemen:

         I am the Secretary and Associate General Counsel of TRINOVA Corporation ("TRINOVA"), and have acted in such capacity in connection with the preparation and filing by TRINOVA of a Registration Statement (the "Registration Statement") on Form S-8 of the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale from time to time by TRINOVA of its Common Shares of the par value of $5 per share ("Common Shares") under the TRINOVA Corporation 1994 Stock Incentive Plan (the "Plan").

      I, or attorneys under my supervision, have examined:

      (a)   the Registration Statement, being filed today under the Act;

      (b) a copy of the Plan as adopted by TRINOVA's Board of Directors on January 27, 1994 and approved by TRINOVA's shareholders on April 21, 1994;

      (c) TRINOVA's Amended Articles of Incorporation, TRINOVA's Amended Code of Regulations, as amended, and a recent certificate of the Secretary of State of the State of Ohio as to the corporate status of TRINOVA.

      I, or attorneys under my supervision, have also made such an investigation of law and a review of other proceedings and records of TRINOVA and other instruments and documents with respect to the adoption and approval of the Plan as we deem necessary to express the opinions hereinafter stated.

      In my opinion, any Common Shares to be sold as original issuance securities pursuant to the Plan will be, when issued and sold in accordance with the Plan, duly authorized, validly issued, fully paid and non-assessable.

      I hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /S/ JAMES M. OATHOUT
                                        James M. Oathout
                                        Secretary and
                                        Associate General Counsel